Exhibit 99
Piper Sandler Companies Reports First Quarter 2025 Results;
Declares Quarterly Dividend of $0.65 Per Share
MINNEAPOLIS—May 2, 2025—Piper Sandler Companies (NYSE: PIPR), a leading investment bank, today announced its results for the first quarter of 2025.
"We are pleased to report a strong start to 2025, led by advisory services which achieved record first quarter revenues," said Chad Abraham, chairman and chief executive officer. "In the current market environment, we remain actively engaged with our clients, leveraging our deep sector expertise and comprehensive product suite, to support them in navigating the uncertainty."

	First Quarter 2025 Results
	U.S. GAAP			Adjusted (1)
(Dollars in millions, except per share data)	Q1	vs.	vs.	Q1	vs.	vs.
	2025	Q4-24	Q1-24	2025	Q4-24	Q1-24
Net revenues	$357	-26%	4%	$383	-23%	15%
Pre-tax margin	8.2%	-8.8pp	-7.1pp	17.9%	-6.5pp	1.1pp
Net income attributable to Piper Sandler Companies	$65	-6%	53%	$73	-15%	47%
Earnings per diluted common share	$3.65	-5%	50%	$4.09	-15%	47%
(1)A non-U.S. GAAP ("non-GAAP") measure. Management believes that presenting results and measures on an adjusted basis alongside U.S. GAAP measures provides the most meaningful basis for comparison of its operating results across periods. The non-GAAP financial measures should be considered in addition to, not as a substitute for, measures of financial performance prepared in accordance with U.S. GAAP. For a detailed explanation of the adjustments made to the corresponding U.S. GAAP measures, see "Reconciliation of U.S. GAAP to Selected Summary Financial Information."
Financial & Business Highlights
•Net revenues of $357 million for the first quarter of 2025 and adjusted net revenues of $383 million increased compared to the year-ago quarter.
◦Advisory services revenues of $217 million accounted for approximately 60% of net revenues and grew 38% year-over-year driven by strong contributions from our financial services, healthcare, and chemicals groups.
◦Our institutional brokerage businesses delivered $99 million of revenues, up 9% over the first quarter of 2024, driven by increased client activity across the platform.
Talent
•Hired two investment banking managing directors to our energy, power & infrastructure group, further expanding into the infrastructure sector which includes traditional and renewable energy, and extends into tech and transportation.
•Added a managing director in the pharma services sector to expand our healthcare investment banking group.
•Strengthened our fixed income team by hiring a managing director to serve as co-head of the structured finance group.
Capital
•Declared a quarterly cash dividend of $0.65 per share of common stock on May 2, 2025 to be paid on June 13, 2025 to shareholders of record as of May 30, 2025.
•Returned an aggregate of $151 million to shareholders during the first quarter of 2025.
◦Repurchased approximately 266,000 shares, or $81 million, of the company's common stock, related to employee tax withholdings on the vesting of restricted stock awards.
◦Paid an aggregate of $70 million, or $3.65 per share of common stock through our special and quarterly cash dividends.

U.S. GAAP Selected Financial Data
The following summarizes our results on a U.S. GAAP basis.

	Three Months Ended
(Dollars in thousands, except per share data)	Mar. 31,	Dec. 31,	Mar. 31,	Change vs.
	2025	2024	2024	Q4-24	Q1-24
Revenues
Investment banking:
Advisory services	$216,800	$279,602	$157,189	-22%	38%
Corporate financing	35,729	52,751	52,581	-32%	-32%
Municipal financing	26,403	41,007	20,753	-36%	27%
Total investment banking	278,932	373,360	230,523	-25%	21%

Institutional brokerage:
Equity brokerage	54,254	61,232	49,488	-11%	10%
Fixed income services	45,002	56,097	41,954	-20%	7%
Total institutional brokerage	99,256	117,329	91,442	-15%	9%

Interest income	9,963	10,095	8,306	-1%	20%
Investment income/(loss)	(29,597)	(15,400)	14,168	92%	N/M
Total revenues	358,554	485,384	344,439	-26%	4%
Interest expense	1,282	1,277	1,383	—%	-7%
Net revenues	357,272	484,107	343,056	-26%	4%

Non-interest expenses
Compensation and benefits	248,457	316,004	222,446	-21%	12%
Non-compensation expenses	79,382	85,974	68,188	-8%	16%
Total non-interest expenses	327,839	401,978	290,634	-18%	13%

Income before income tax expense/(benefit)	29,433	82,129	52,422	-64%	-44%
Income tax expense/(benefit)	(7,335)	29,627	2,844	N/M	N/M
Net income	$36,768	$52,502	$49,578	-30%	-26%

Net income attributable to Piper Sandler Companies	$64,915	$69,059	$42,493	-6%	53%

Earnings per diluted common share	$3.65	$3.86	$2.43	-5%	50%

Ratios and margin
Compensation ratio	69.5%	65.3%	64.8%
Non-compensation ratio	22.2%	17.8%	19.9%
Pre-tax margin	8.2%	17.0%	15.3%
Effective tax rate	-24.9%	36.1%	5.4%
N/M — Not meaningful

The following table summarizes additional business metrics for the periods presented.

	Three Months Ended
	Mar. 31,	Dec. 31,	Mar. 31,	Change vs.
	2025	2024	2024	Q4-24	Q1-24
Advisory services
Completed M&A and restructuring transactions	42	63	48	-33%	-13%
Completed capital advisory transactions	13	29	9	-55%	44%
Total completed advisory transactions	55	92	57	-40%	-4%

Corporate financings
Total equity transactions priced	15	25	25	-40%	-40%
Book run equity transactions priced	11	19	20	-42%	-45%
Total debt and preferred transactions priced	12	9	10	33%	20%
Book run debt and preferred transactions priced	8	5	6	60%	33%

Municipal negotiated issues
Aggregate par value of issues priced (in billions)	$3.4	$4.3	$4.0	-21%	-15%
Total issues priced	94	148	86	-36%	9%

Equity brokerage
Number of shares traded (in billions)	2.9	3.1	2.6	-6%	12%
NET REVENUES
For the first quarter of 2025, net revenues of $357.3 million decreased 26% compared to the fourth quarter of 2024 and increased 4% compared to the first quarter of 2024.
Investment banking revenues of $278.9 million for the first quarter of 2025 decreased 25% compared to the fourth quarter of 2024 and increased 21% compared to the first quarter of 2024.
•Advisory services revenues of $216.8 million for the first quarter of 2025 decreased 22% compared to the fourth quarter of 2024 due to fewer completed transactions which was offset in part by a higher average fee. Advisory services revenues for the current quarter increased 38% compared to the first quarter of 2024 driven by a higher average fee. For the quarter, our performance across industry groups was broad based, and five of our groups delivered year-over-year growth.
•Corporate financing revenues of $35.7 million for the first quarter of 2025 decreased 32% compared to both the fourth quarter and first quarter of 2024 driven by fewer completed equity financings and a lower average fee. During the quarter, equity financing activity for us and the market was impacted by higher volatility and declining valuations.
•Municipal financing revenues of $26.4 million for the first quarter of 2025 decreased 36% compared to the fourth quarter of 2024 due to fewer specialty sector financings. Municipal financing revenues increased 27% compared to the first quarter of 2024 driven by increased issuance activity across both our governmental and specialty sector businesses resulting from more accommodative market conditions.
Institutional brokerage revenues of $99.3 million for the first quarter of 2025 decreased 15% compared to the fourth quarter of 2024 and increased 9% compared to the first quarter of 2024.
•Equity brokerage revenues of $54.3 million for the first quarter of 2025 decreased 11% compared to the robust fourth quarter of 2024. Equity brokerage revenues increased 10% compared to the first quarter of 2024 driven by higher volatility.
•Fixed income services revenues of $45.0 million for the first quarter of 2025 decreased 20% compared to the fourth quarter of 2024 due to reduced activity among our depository clients. During the fourth quarter of 2024, we advised clients on repositioning their balance sheets and executed several restructuring trades. Fixed income services revenues increased 7% compared to the first quarter of 2024 driven by increased activity across most of our client verticals resulting from more accommodative markets.

Investment income/(loss) for the first quarter of 2025 was a loss of $29.6 million compared to a loss of $15.4 million for the fourth quarter of 2024 and income of $14.2 million for the first quarter of 2024. For the current and prior periods, investment income/(loss) includes amounts attributable to noncontrolling interests primarily related to the alternative asset funds we manage. The investment loss in the current quarter primarily resulted from lower public company equity valuations.
NON-INTEREST EXPENSES
For the first quarter of 2025, non-interest expenses of $327.8 million decreased 18% compared to the fourth quarter of 2024 and increased 13% compared to the first quarter of 2024.
•Compensation ratio of 69.5% for the first quarter of 2025 increased compared to the fourth quarter of 2024 driven primarily by lower net revenues, which was exacerbated by the increased investment loss attributable to noncontrolling interests. Compensation ratio for the quarter increased compared to the first quarter of 2024 as the impact from the investment loss attributable to noncontrolling interests relative to investment income more than offset the benefit from higher net revenues and lower acquisition-related compensation.
•Non-compensation expenses of $79.4 million for the first quarter of 2025 decreased 8% compared to the fourth quarter of 2024 driven primarily by lower reimbursed deal expenses. Non-compensation expenses increased 16% compared to the first quarter of 2024 driven by higher marketing and business development expenses from increased travel, higher outside services expenses associated with investments in our business, and incremental occupancy and equipment expenses in connection with our Minneapolis headquarters office move. In addition, other operating expenses were lower during the first quarter of 2024 resulting from a $3.5 million reduction to our accrual for estimated civil penalties related to the regulatory settlement regarding recordkeeping requirements for business-related communications.
PRE-TAX INCOME
For the first quarter of 2025, we recorded pre-tax income of $29.4 million compared to $82.1 million for the fourth quarter of 2024 and $52.4 million for the first quarter of 2024.
•Pre-tax margin of 8.2% for the first quarter of 2025 decreased compared to 17.0% for the fourth quarter of 2024 and 15.3% for the first quarter of 2024. Pre-tax margin was lower for the current quarter driven by losses on our investments, including amounts attributable to noncontrolling interests in the alternative asset funds we manage. In addition, compared to the the fourth quarter of 2024, pre-tax margin was impacted by lower net revenues and a higher compensation ratio.
EFFECTIVE TAX RATE
For the current and prior periods, the effective tax rate is impacted by the level of noncontrolling interests, the amount of non-deductible expenses, and the vesting of restricted stock awards. For the first quarter of 2025, the effective tax rate of negative 24.9% included $25.4 million of tax benefits related to the vesting of restricted stock awards. The effective tax rate of 36.1% for the fourth quarter of 2024 was higher due to the net loss attributable to noncontrolling interests. For the first quarter of 2024, the effective tax rate of 5.4% included $10.6 million of tax benefits related to the vesting of restricted stock awards.
NET INCOME & EARNINGS PER SHARE
For the first quarter of 2025, we generated net income of $64.9 million, or $3.65 per diluted common share. Net income for the quarter included $25.4 million, or $1.43 per diluted common share, of income tax benefits related to the vesting of restricted stock awards.
Results for the current quarter decreased compared to the fourth quarter of 2024 due primarily to lower net revenues and pre-tax margin, offset in part by the income tax benefit. Results for the current quarter increased compared to the first quarter of 2024 due primarily to increased net revenues and the income tax benefit, offset in part by a lower pre-tax margin. Net income for the first quarter of 2024 included $10.6 million, or $0.61 per diluted common share, of income tax benefits related to the vesting of restricted stock awards.

Non-GAAP Selected Financial Data
The following summarizes our results on an adjusted, non-GAAP basis.

	Three Months Ended
(Dollars in thousands, except per share data)	Mar. 31,	Dec. 31,	Mar. 31,	Change vs.
	2025	2024	2024	Q4-24	Q1-24
Adjusted revenues
Investment banking:
Advisory services	$216,800	$279,602	$157,189	-22%	38%
Corporate financing	35,729	52,751	52,581	-32%	-32%
Municipal financing	26,403	41,007	20,753	-36%	27%
Total investment banking	278,932	373,360	230,523	-25%	21%

Institutional brokerage:
Equity brokerage	54,254	61,232	49,488	-11%	10%
Fixed income services	45,002	56,097	41,954	-20%	7%
Total institutional brokerage	99,256	117,329	91,442	-15%	9%

Interest income	9,963	10,095	8,306	-1%	20%
Investment income/(loss)	(3,559)	(924)	5,017	285%	N/M
Adjusted total revenues	384,592	499,860	335,288	-23%	15%
Interest expense	1,282	1,277	1,383	—%	-7%
Adjusted net revenues	383,310	498,583	333,905	-23%	15%

Adjusted operating expenses
Adjusted compensation and benefits	239,569	300,475	210,698	-20%	14%
Adjusted non-compensation expenses	75,197	76,698	67,261	-2%	12%
Adjusted total operating expenses	314,766	377,173	277,959	-17%	13%

Adjusted operating income	68,544	121,410	55,946	-44%	23%

Adjusted income tax expense/(benefit)	(4,951)	34,654	5,962	N/M	N/M

Adjusted net income	$73,495	$86,756	$49,984	-15%	47%

Adjusted earnings per diluted common share	$4.09	$4.80	$2.79	-15%	47%

Adjusted ratios and margin
Adjusted compensation ratio	62.5%	60.3%	63.1%
Adjusted non-compensation ratio	19.6%	15.4%	20.1%
Adjusted operating margin	17.9%	24.4%	16.8%
Adjusted effective tax rate	-7.2%	28.5%	10.7%
N/M — Not meaningful
Throughout this press release, including the table above, we present financial measures that are not prepared in accordance with U.S. generally accepted accounting principles ("GAAP"). Management believes that presenting results and measures on an adjusted basis alongside U.S. GAAP measures provides the most meaningful basis for comparison of its operating results across periods and enhances the overall understanding of our current financial performance by excluding certain items that may not be indicative of our core operating results. The non-GAAP financial measures should be considered in addition to, not as a substitute for, measures of financial performance prepared in accordance with U.S. GAAP. For a detailed explanation of the adjustments made to the corresponding U.S. GAAP measures, see "Reconciliation of U.S. GAAP to Selected Summary Financial Information."

See page 3 for a summary of additional business metrics.
ADJUSTED NET REVENUES
For the first quarter of 2025, adjusted net revenues of $383.3 million decreased 23% compared to the seasonally strong fourth quarter of 2024. Adjusted net revenues increased 15% compared to the first quarter of 2024 driven by a strong performance in advisory services, which registered a 38% growth in revenues, as well as solid results from our institutional brokerage and municipal financing businesses. These increases more than offset the decline in corporate financing activity.
ADJUSTED OPERATING EXPENSES
For the first quarter of 2025, adjusted operating expenses of $314.8 million decreased 17% compared to the fourth quarter of 2024 and increased 13% compared to the first quarter of 2024.
•Adjusted compensation ratio of 62.5% for the first quarter of 2025 increased compared to 60.3% for the fourth quarter of 2024 resulting from lower adjusted net revenues. Adjusted compensation ratio for the quarter decreased compared to 63.1% for the first quarter of 2024 driven by higher adjusted net revenues.
•Adjusted non-compensation expenses of $75.2 million for the first quarter of 2025 decreased 2% compared to the fourth quarter of 2024 driven by lower reimbursed deal expenses, offset in part by higher marketing and business development expenses associated with increased travel as well as higher communications expenses. Adjusted non-compensation expenses increased 12% compared to the first quarter of 2024 primarily due to higher marketing and business development expenses from increased travel, higher outside services expenses associated with investments in our business, and incremental occupancy and equipment expenses in connection with our Minneapolis headquarters office move.
ADJUSTED OPERATING INCOME
For the first quarter of 2025, adjusted operating income of $68.5 million decreased 44% compared to the fourth quarter of 2024 and increased 23% compared to the first quarter of 2024.
•Adjusted operating margin of 17.9% for the first quarter of 2025 decreased compared to 24.4% for the fourth quarter of 2024 driven primarily by lower adjusted net revenues. Adjusted operating margin for the quarter increased compared to 16.8% for the first quarter of 2024 driven by higher adjusted net revenues.
ADJUSTED EFFECTIVE TAX RATE
For the first quarter of 2025, our adjusted effective tax rate was negative 7.2%, lower compared to both the fourth quarter and first quarter of 2024, as we recorded $25.4 million of tax benefits related to the vesting of restricted stock awards. The adjusted effective tax rate was 28.5% for the fourth quarter of 2024. For the first quarter of 2024, the adjusted effective tax rate of 10.7% included $10.6 million of tax benefits related to the vesting of restricted stock awards.
ADJUSTED NET INCOME & ADJUSTED EARNINGS PER SHARE
For the first quarter of 2025, we generated adjusted net income of $73.5 million, or $4.09 of adjusted earnings per diluted common share. Adjusted net income included $25.4 million, or $1.41 per diluted common share, of income tax benefits related to the vesting of restricted stock awards.
Results for the current quarter decreased compared to the fourth quarter of 2024 due primarily to lower adjusted net revenues and adjusted operating margin, offset in part by the adjusted income tax benefit. Results for the current quarter increased compared to the first quarter of 2024 due primarily to increased adjusted net revenues and the adjusted income tax benefit. Adjusted net income for the first quarter of 2024 included $10.6 million, or $0.59 per diluted common share, of income tax benefits related to the vesting of restricted stock awards.

Capital
DIVIDENDS
On May 2, 2025, our Board of Directors declared a quarterly cash dividend on the company's common stock of $0.65 per share to be paid on June 13, 2025, to shareholders of record as of the close of business on May 30, 2025.
During the first quarter of 2025, we paid a quarterly cash dividend of $0.65 per share of common stock and a special cash dividend of $3.00 per share of common stock, for an aggregate of $70.3 million.
SHARE REPURCHASES
During the first quarter of 2025, we repurchased approximately 266,000 shares, or $80.6 million, of the company's common stock, at an average price of $303.05 per share, from restricted stock award recipients selling shares upon the award vesting to meet their employment tax obligations.
Additional Information

	Mar. 31,	Dec. 31,	Mar. 31,
	2025	2024	2024
Human Capital
Full-time employees	1,801	1,805	1,706
Corporate investment banking managing directors	182	183	171

Shareholder Information (amounts in millions)
Common shareholders’ equity	$1,213.5	$1,227.8	$1,100.6

Shares outstanding:
Common shares outstanding	16.5	16.1	15.6
Restricted shares outstanding	1.3	1.7	2.2
Total shares outstanding	17.8	17.8	17.8
Management Conference Call
Chad Abraham, chairman and chief executive officer; Deb Schoneman, president; and Kate Clune, chief financial officer, will host a conference call to discuss the financial results on Friday, May 2, 2025, at 8 a.m. Eastern Time (7 a.m. Central Time). Participants can access the call by dialing 888 394-8218 (in the U.S.) or +1 773 305-6853 (outside the U.S.) and passcode number 9183623. Callers should dial in at least 15 minutes prior to the call time. The conference call will also be accessible as an audio webcast through the company's website at pipersandler.com/earnings. A replay of the conference call will be available beginning approximately three hours after the event through the same link.
About Piper Sandler
Piper Sandler Companies (NYSE: PIPR) is a leading investment bank driven to help clients Realize the Power of Partnership®. Securities brokerage and investment banking services are offered in the U.S. through Piper Sandler & Co., member SIPC and NYSE; in the U.K. through Piper Sandler Ltd., authorized and regulated by the U.K. Financial Conduct Authority; in the EU through Aviditi Capital Advisors Europe GmbH, authorized and regulated by BaFin as a tied agent of AHP Capital Management GmbH; and in Hong Kong through Piper Sandler Hong Kong Limited, authorized and regulated by the Securities and Futures Commission. Alternative asset management and fixed income advisory services are offered through separately registered advisory affiliates.
© 2025. Since 1895. Piper Sandler Companies. 800 Nicollet Mall, Minneapolis, Minnesota 55402-7036
For more information, please contact Kate Clune, chief financial officer, at 212 466-7799 or investorrelations@psc.com

Cautionary Note Regarding Forward-Looking Statements
This press release and the conference call to discuss the contents of this press release contain forward-looking statements. Statements that are not historical or current facts, including statements about beliefs and expectations, are forward-looking statements and are subject to significant risks and uncertainties that are difficult to predict. These forward-looking statements cover, among other things, statements made about the outlook for future periods, e.g., 2025, for corporate advisory (i.e., M&A), corporate financing, public finance, equity brokerage, and fixed income brokerage, current deal pipelines (or backlogs), growth plans for our businesses, including corporate investment banking and fixed income, our recruiting pipeline, anticipated financial results for future periods (including expectations regarding revenue levels, non-compensation expenses, effective tax rate, compensation ratio, compensation and benefits expense, operating margins, and earnings per share), our strategic priorities, the payment of our quarterly and special cash dividends to our shareholders, our share repurchase program, economic, geopolitical, and market conditions generally, or other similar matters.
Forward-looking statements involve inherent risks and uncertainties, both known and unknown, and important factors could cause actual results to differ materially from those anticipated or discussed in the forward-looking statements. These risks, uncertainties and important factors include, but are not limited to, the following:
•the volume of anticipated transactions – including corporate advisory (i.e., M&A), equity financing, and debt financing – and the corresponding revenues from the transactions may vary from quarter to quarter significantly, particularly if there is a decline in macroeconomic conditions or the financial markets;
•revenues from corporate advisory (i.e., M&A) engagements and equity and debt financings may vary materially depending on the number, size, and timing of completed transactions, and completed transactions do not generally provide for subsequent engagements;
•market, geopolitical and economic conditions or developments may be unfavorable, including in specific sectors in which we operate, and these conditions or developments, such as market fluctuations or volatility, may adversely affect our business, revenue levels and profitability;
•the impact of trade policy, including tariffs, on market, geopolitical and economic conditions is difficult to predict, and may result in a decline in macroeconomic conditions or the financial markets that negatively impacts our business;
•continued business and investor uncertainty around future trade policy or geopolitical conditions may adversely affect our business, revenue levels, and profitability;
•interest rate volatility, especially if the changes are rapid or severe, could negatively impact our fixed income institutional business and the negative impact could be exaggerated by reduced liquidity in the fixed income markets; and
•our stock price may fluctuate as a result of several factors, including but not limited to, changes in our revenues and operating results.
A further listing and description of these and other risks, uncertainties and important factors can be found in the sections titled "Risk Factors" in Part I, Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2024 and "Management's Discussion and Analysis of Financial Condition and Results of Operations" in Part II, Item 7 of our Annual Report on Form 10-K for the year ended December 31, 2024, and updated in our subsequent reports filed with the SEC (available at our Web site at www.pipersandler.com and at the SEC Web site at www.sec.gov).
Forward-looking statements speak only as of the date they are made, and readers are cautioned not to place undue reliance on them. We undertake no obligation to update them in light of new information or future events.
###

Piper Sandler Companies
Results of Operations (U.S. GAAP – Unaudited)

	Three Months Ended
(Amounts in thousands, except per share data)	Mar. 31,	Dec. 31,	Mar. 31,
	2025	2024	2024
Revenues
Investment banking	$278,932	$373,360	$230,523
Institutional brokerage	99,256	117,329	91,442
Interest income	9,963	10,095	8,306
Investment income/(loss)	(29,597)	(15,400)	14,168
Total revenues	358,554	485,384	344,439
Interest expense	1,282	1,277	1,383
Net revenues	357,272	484,107	343,056

Non-interest expenses
Compensation and benefits	248,457	316,004	222,446
Outside services	14,718	15,835	12,422
Occupancy and equipment	18,227	17,256	16,036
Communications	14,779	13,408	13,229
Marketing and business development	13,474	9,712	10,763
Deal-related expenses	5,462	12,111	6,387
Trade execution and clearance	5,174	5,302	4,866
Restructuring and integration costs	—	834	—
Intangible asset amortization	2,076	2,994	2,361
Other operating expenses	5,472	8,522	2,124
Total non-interest expenses	327,839	401,978	290,634

Income before income tax expense/(benefit)	29,433	82,129	52,422
Income tax expense/(benefit)	(7,335)	29,627	2,844
Net income	36,768	52,502	49,578
Net income/(loss) attributable to noncontrolling interests	(28,147)	(16,557)	7,085
Net income attributable to Piper Sandler Companies	$64,915	$69,059	$42,493

Earnings per common share
Basic	$3.96	$4.30	$2.74
Diluted	$3.65	$3.86	$2.43

Dividends declared per common share	$3.65	$0.65	$1.60

Weighted average common shares outstanding
Basic	16,378	16,052	15,499
Diluted	17,788	17,870	17,504

Piper Sandler Companies
Preliminary Selected Summary Financial Information (Non-GAAP – Unaudited) (1)

	Three Months Ended
	Mar. 31,	Dec. 31,	Mar. 31,
(Amounts in thousands, except per share data)	2025	2024	2024
Adjusted revenues
Investment banking	$278,932	$373,360	$230,523
Institutional brokerage	99,256	117,329	91,442
Interest income	9,963	10,095	8,306
Investment income/(loss)	(3,559)	(924)	5,017
Adjusted total revenues	384,592	499,860	335,288
Interest expense	1,282	1,277	1,383
Adjusted net revenues (2)	383,310	498,583	333,905

Adjusted operating expenses
Adjusted compensation and benefits (3)	239,569	300,475	210,698
Adjusted non-compensation expenses (4)	75,197	76,698	67,261
Adjusted total operating expenses (5)	314,766	377,173	277,959

Adjusted operating income (6)	68,544	121,410	55,946
Adjusted income tax expense/(benefit) (7)	(4,951)	34,654	5,962
Adjusted net income (8)	$73,495	$86,756	$49,984

Adjusted earnings per diluted common share (9)	$4.09	$4.80	$2.79

Adjusted weighted average diluted common shares outstanding (10)	17,962	18,060	17,923

Adjusted ratios and margin
Adjusted compensation ratio (11)	62.5%	60.3%	63.1%
Adjusted non-compensation ratio (12)	19.6%	15.4%	20.1%
Adjusted operating margin (13)	17.9%	24.4%	16.8%
Adjusted effective tax rate (14)	-7.2%	28.5%	10.7%
This presentation includes non-GAAP measures. The non-GAAP measures are not meant to be considered in isolation or as a substitute for the corresponding U.S. GAAP measures, and should be read only in conjunction with our consolidated financial statements prepared in accordance with U.S. GAAP. For a detailed explanation of the adjustments made to the corresponding U.S. GAAP measures, see "Reconciliation of U.S. GAAP to Selected Summary Financial Information."

Piper Sandler Companies
Reconciliation of U.S. GAAP to Selected Summary Financial Information (1) (Unaudited)

	Three Months Ended
	Mar. 31,	Dec. 31,	Mar. 31,
(Amounts in thousands, except per share data)	2025	2024	2024
Net revenues:
Net revenues – U.S. GAAP basis	$357,272	$484,107	$343,056
Adjustments:
Investment (income)/loss related to noncontrolling interests (15)	26,038	14,476	(9,151)
Adjusted net revenues	$383,310	$498,583	$333,905

Compensation and benefits:
Compensation and benefits – U.S. GAAP basis	$248,457	$316,004	$222,446
Adjustment:
Compensation from acquisition-related agreements	(8,888)	(15,529)	(11,748)
Adjusted compensation and benefits	$239,569	$300,475	$210,698

Non-compensation expenses:
Non-compensation expenses – U.S. GAAP basis	$79,382	$85,974	$68,188
Adjustments:
Non-compensation expenses related to noncontrolling interests (15)	(2,109)	(2,081)	(2,066)
Restructuring and integration costs	—	(834)	—
Amortization of intangible assets related to acquisitions	(2,076)	(2,994)	(2,361)
Non-compensation expenses from acquisition-related agreements	—	(2,780)	—
Non-compensation expenses from regulatory settlements	—	(587)	3,500
Adjusted non-compensation expenses	$75,197	$76,698	$67,261

Income before income tax expense/(benefit):
Income before income tax expense/(benefit) – U.S. GAAP basis	$29,433	$82,129	$52,422
Adjustments:
Investment (income)/loss related to noncontrolling interests (15)	26,038	14,476	(9,151)
Non-compensation expenses related to noncontrolling interests (15)	2,109	2,081	2,066
Compensation from acquisition-related agreements	8,888	15,529	11,748
Restructuring and integration costs	—	834	—
Amortization of intangible assets related to acquisitions	2,076	2,994	2,361
Non-compensation expenses from acquisition-related agreements	—	2,780	—
Non-compensation expenses from regulatory settlements	—	587	(3,500)
Adjusted operating income	$68,544	$121,410	$55,946

Income tax expense/(benefit):
Income tax expense/(benefit) – U.S. GAAP basis	$(7,335)	$29,627	$2,844
Tax effect of adjustments:
Compensation from acquisition-related agreements	1,840	3,293	2,492
Restructuring and integration costs	—	126	—
Amortization of intangible assets related to acquisitions	544	741	626
Non-compensation expenses from acquisition-related agreements	—	715	—
Non-compensation expenses from regulatory settlements	—	152	—
Adjusted income tax expense/(benefit)	$(4,951)	$34,654	$5,962
Continued on next page

Piper Sandler Companies
Reconciliation of U.S. GAAP to Selected Summary Financial Information (1) (Unaudited)

	Three Months Ended
	Mar. 31,	Dec. 31,	Mar. 31,
(Amounts in thousands, except per share data)	2025	2024	2024
Net income attributable to Piper Sandler Companies:
Net income attributable to Piper Sandler Companies – U.S. GAAP basis	$64,915	$69,059	$42,493
Adjustments:
Compensation from acquisition-related agreements	7,048	12,236	9,256
Restructuring and integration costs	—	708	—
Amortization of intangible assets related to acquisitions	1,532	2,253	1,735
Non-compensation expenses from acquisition-related agreements	—	2,065	—
Non-compensation expenses from regulatory settlements	—	435	(3,500)
Adjusted net income	$73,495	$86,756	$49,984

Earnings per diluted common share:
Earnings per diluted common share – U.S. GAAP basis	$3.65	$3.86	$2.43
Adjustment for inclusion of unvested acquisition-related stock	(0.04)	(0.05)	(0.07)
	$3.61	$3.81	$2.36
Adjustments:
Compensation from acquisition-related agreements	0.39	0.68	0.53
Restructuring and integration costs	—	0.04	—
Amortization of intangible assets related to acquisitions	0.09	0.13	0.10
Non-compensation expenses from acquisition-related agreements	—	0.12	—
Non-compensation expenses from regulatory settlements	—	0.02	(0.20)
Adjusted earnings per diluted common share	$4.09	$4.80	$2.79

Weighted average diluted common shares outstanding:
Weighted average diluted common shares outstanding – U.S. GAAP basis	17,788	17,870	17,504
Adjustment:
Unvested acquisition-related restricted stock with service conditions	174	190	419
Adjusted weighted average diluted common shares outstanding	17,962	18,060	17,923
This presentation includes non-GAAP measures. The non-GAAP measures are not meant to be considered in isolation or as a substitute for the corresponding U.S. GAAP measures, and should be read only in conjunction with our consolidated financial statements prepared in accordance with U.S. GAAP.

Piper Sandler Companies
Notes to Non-GAAP Financial Schedules
(1)Selected Summary Financial Information are non-GAAP measures. Management believes that presenting results and measures on an adjusted basis in conjunction with U.S. GAAP measures provides the most meaningful basis for comparison of its operating results across periods.
(2)A non-GAAP measure which excludes investment (income)/loss related to noncontrolling interests (see (15) below).
(3)A non-GAAP measure which excludes compensation expenses from acquisition-related agreements.
(4)A non-GAAP measure which excludes (a) non-compensation expenses related to noncontrolling interests (see (15) below), (b) restructuring and integration costs related to acquisitions and/or headcount reductions, (c) amortization of intangible assets related to acquisitions, (d) non-compensation expenses from acquisition-related agreements and (e) non-compensation expenses from regulatory settlements regarding recordkeeping requirements for business-related communications.
(5)A non-GAAP measure which is computed as the summation of adjusted compensation and benefits and adjusted non-compensation expenses (see (3) and (4) above).
(6)A non-GAAP measure which excludes (a) investment (income)/loss and non-compensation expenses related to noncontrolling interests (see (15) below), (b) compensation and non-compensation expenses from acquisition-related agreements, (c) restructuring and integration costs related to acquisitions and/or headcount reductions, (d) amortization of intangible assets related to acquisitions and (e) non-compensation expenses from regulatory settlements regarding recordkeeping requirements for business-related communications.
(7)A non-GAAP measure which includes the income tax effect of the adjustments for (a) compensation and non-compensation expenses from acquisition-related agreements, (b) restructuring and integration costs related to acquisitions and/or headcount reductions, (c) amortization of intangible assets related to acquisitions and (d) non-compensation expenses from regulatory settlements regarding recordkeeping requirements for business-related communications.
(8)A non-GAAP measure which represents net income attributable to Piper Sandler Companies adjusted for (a) the exclusion of compensation and non-compensation expenses from acquisition-related agreements, (b) the exclusion of restructuring and integration costs related to acquisitions and/or headcount reductions, (c) the exclusion of amortization of intangible assets related to acquisitions, (d) the exclusion of non-compensation expenses from regulatory settlements regarding recordkeeping requirements for business-related communications and (e) the income tax impact allocated to the adjustments.
(9)A non-GAAP measure which is computed based on a quotient of which the numerator is adjusted net income and the denominator is adjusted weighted average diluted common shares outstanding.
(10)A non-GAAP measure which assumes the vesting of restricted stock with service conditions granted pursuant to all acquisitions since January 1, 2020.
(11)A non-GAAP measure which represents adjusted compensation and benefits expenses as a percentage of adjusted net revenues.
(12)A non-GAAP measure which represents adjusted non-compensation expenses as a percentage of adjusted net revenues.
(13)A non-GAAP measure which represents adjusted operating income as a percentage of adjusted net revenues.
(14)A non-GAAP measure which represents adjusted income tax expense/(benefit) as a percentage of adjusted operating income.
(15)Noncontrolling interests include investment income/(loss) and non-compensation expenses from consolidated alternative asset management entities that are not attributable, either directly or indirectly, to Piper Sandler Companies.